            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------

                     Payment Date Statement: March 20, 2003

a. Aggregate Amount of Collections                                $270,257,478.20
   Aggregate Amount of Non-Principal Collections                  $  2,842,683.07
   Aggregate Amount of Principal Collections                      $267,414,795.13
   Pool Balance                                                   $857,588,811.24
   Residual Participation Amount                                  $357,588,811.24
   Excess Funding Account                                         $          0.00

b. Series Allocation Percentage                                            100.00%
   Floating Allocation Percentage                                           58.30%
   Principal Allocation Percentage                                            N/A

c. Total Amount Distributed on Series 2000-1                      $    581,388.89

d. Amount of Such Distribution Allocable to Principal on 2000-1   $          0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1    $    581,388.89

f. Noteholder Default Amount                                      $          0.00

g. Required Subordinated Draw Amount                              $          0.00

h. Noteholder Charge Offs                                         $          0.00
   Amounts of Reimbursements                                      $          0.00

i. Monthly Servicing Fee                                          $    714,657.34
   Noteholder Monthly Servicing Fee                               $    416,666.67

j. Controlled Deposit Amount                                      $          0.00

k. Series 2000-1 Invested Amount at end of period (Gross)         $500,000,000.00
   Outstanding Principal Balance                                  $500,000,000.00

l. Available Subordinated Amount                                  $ 88,690,352.45

m. Carry-over Amount                                              $          0.00

n. Reserve Account Balance                                        $  1,750,000.00

o. Principal Funding Account Balance                              $          0.00
   Yield Supplement Account Balance                               $  1,750,000.00

VW CREDIT, INC.-- SERVICER                                              Page 1
20-Mar-03

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------

                                                                            From                To        Days
                                                                            ----                --        ----
Current Interest Period                                                   2/20/2003          3/19/2003     28

Series Allocation Percentage                                                       100.00%
Initial Principal Balance                                                 $500,000,000.00
Outstanding Principal Balance                                             $500,000,000.00
Principal Balance of Receivables for Determination Date                   $859,587,963.90
Amount Invested in Receivables on Series Issuance Date                    $500,000,000.00
Initial Invested Amount                                                   $500,000,000.00
Invested Amount at the Beginning of Period                                $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)                    $500,000,000.00
Required Subordinated Amount                                              $ 88,690,352.45

Excess Funding Account                                                    $          0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)               $500,000,000.00
Available Subordinated Amount (previous period)                           $ 87,319,985.49
Incremental Subordinated Amount (previous period)                         $ 39,374,780.01

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                                  $  1,750,000.00
Yield Supplement Account Beginning Balance                                $  1,750,000.00
Yield Supplement Account Required Amount                                  $  1,750,000.00

Reserve Account Initial Deposit                                           $  1,750,000.00
Reserve Account Required Amount                                           $  1,750,000.00
Reserve Account Beginning Balance                                         $  1,750,000.00


Outstanding Carryover Amount - Beginning Balance                          $          0.00
Withdrawal from Yield Supplement Account                                  $          0.00
Outstanding Carryover Amount - Ending Balance                             $          0.00
Yield Supplement Account Balance - Ending Balance                         $  1,750,000.00
Yield Supplement Account Deposit Amount                                   $          0.00

Withdrawal from Reserve Account                                           $          0.00
Reserve Account Ending Balance                                            $  1,750,000.00
Reserve Account Deposit Amount                                            $          0.00

1-month LIBOR Rate (annualized)                                                 1.3400000%
Certificate Coupon (annualized)                                                    1.4950%
Prime Rate (annualized)                                                         4.2500000%
Servicing Fee Rate (annualized)                                                     1.000%
Excess Spread                                                                   1.2250000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                   $851,430,194.92
Pool Balance at the Ending of Period                                      $857,588,811.24
Average Aggregate Principal Balance                                       $854,509,503.08
Aggregate Principal Collections                                           $267,414,795.13
New Principal Receivables                                                 $273,573,411.45
Receivables Added for Additional Accounts                                 $          0.00
Noteholder Default Amount                                                 $          0.00
Net Losses                                                                $          0.00
Noteholder Charge-offs                                                    $          0.00
Miscellaneous Paymnets (Adjustments and Transfer                          $          0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as
Available Noteholder
Principal Collections                                                     $          0.00
Monthly Interest Accrued, but not paid                                    $          0.00
Ineligible Receivables                                                    $          0.00
Excess Funding Account at Date of Determination                           $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                $          0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                     $          0.00
Spread Over/Under Prime for Portfolio                                               -0.53%
Weighted Average Interest Rate                                                       3.72%
Previously waived Monthly Servicing Fee                                   $          0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                           0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                         $ 44,680,818.98
Used Vehicle Percentage                                                             5.210%
Used Vehicle Percentage During Last Collection Period                               4.450%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                              $ 34,487,201.31
Largest Dealer Percentage                                                           4.051%

Aggregate Principal Amount of Receivables of Dealers over 2%              $ 63,770,212.44


SUMMARY OF COLLECTIONS
----------------------


Aggregate Amount of Collections                                           $270,257,478.20
Aggregate Amount of Non-principal Collections (including insurance        $  2,842,683.07
proceeds & rebates)
Investment Proceeds                                                       $      3,154.72
Aggregate Amount of Principal Collections                                 $267,414,795.13
Asset Receivables Rate                                                              2.441%
Use Asset Receivables Rate?                                                NO
Carryover Amount (this Distribution Date)                                             N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                31.29%
Previous Collection Period Monthly Payment Rate                                     37.19%
Monthly Payment Rate 2 collection periods ago                                       33.15%
3-month Average Payment Rate                                                        33.88%
Early Amortization Event?                                                  NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                  YES
Last Day of Revolving Period                                              N/A
Invested Amount as of Last Day of Revolving Period                        N/A
Accumulation Period Length (months)                                       N/A
First Accumulation Date                                             TO BE DETERMINED
Expected Final Payment Date                                               N/A
Required Participation Percentage                                                  104.00%
Principal Funding Account Balance                                         $          0.00
Principal Payment Amount                                                  $          0.00
Controlled Accumulation Amount                                            $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                              $    581,388.89
2.  Noteholder Monthly Servicing Fee Distribution                         $    416,666.67
3.  Reserve Account Deposit Amount Distribution                           $          0.00
4.  Noteholder Default Amount Distribution                                $          0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable
     Misc. Pmts)                                                          $          0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount        $          0.00

6.  Outstanding Carryover Amount Distribution                             $          0.00
7.  Yield Supplement Account Deposit Amount Distribution                  $          0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                  $          0.00
                                                                          ---------------
            Excess Servicing                                              $    659,313.94

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                         $          0.00
Required Subordinated Draw Amount                                         $          0.00

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                 $          0.00
Additions in connection with a reduction in Receivables                   $          0.00
Transfers to Principal Funding Account                                    $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        20-Mar-03

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------


                Collections         Accrual      Distribution
               -------------      -----------  ----------------
From:              20-Feb-03
To:                19-Mar-03
Days:                     28

  LIBOR Rate       1.3400000%
   (1 month)

Series #               1    Active
VCI Rating:          N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                           Series                                           Required         Required        Outstanding
  Series       Series    Allocation       Invested       Subordinated    Participation    Participation          Note
  Number        Name     Percentage        Amount           Amount         Percentage         Amount           Balance
  ------        ----     ----------        ------           ------         ----------         ------           -------
         Trust                        $500,000,000.00   $88,690,352.45         N/A       $608,690,352.45
       1 Series 2000-1     100.00%    $500,000,000.00   $88,690,352.45       104.00%     $608,690,352.45   $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
20-Mar-03

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


INITIAL AMOUNTS
---------------

Initial Invested Amount                                 $500,000,000.00
Invested Amount                                         $500,000,000.00
Controlled Accumulation Amount                          $          0.00
Required Subordinated Amount                            $ 88,690,352.45
Annualized Servicing Fee Rate                                      1.00%
First Controlled Accumulation Date                      TO BE DETERMINED
Accumulation Period Length (months)                            N/A
Expected Final Payment Date                                    N/A
Initial Settlement Date                                       10-Aug-00
Required Participation Percentage                                104.00%
Subordinated Percentage                                          9.5890%

EXCESS SPREAD CALCULATION
-------------------------

Weighted Average Rate Charged to Dealers                          3.720%
LIBOR                                                             1.340%
Note Rate (LIBOR+15.5 b.p.)                                       1.495%
Servicing Fee Rate                                                1.000%
Investor Net Losses                                               0.000%
                                                                  -----
Excess Spread                                                     1.225%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                     Required        Excess
                                             Series 2000-1         Invested        Subordinated     Funding
Principal Receivables                            Total              Amount            Amount         Amount
---------------------                            -----              ------            ------         ------
Series Allocation Percentage                         100.00%
Beginning Balance                           $500,000,000.00    $500,000,000.00    $88,690,352.45       $   0.00
  Floating Allocation Percentage                      58.30%             58.30%
  Principal Allocation Percentage                       N/A                N/A

Principal Collections                       $267,414,795.13    $267,414,795.13               N/A            N/A
New Principal Receivables                   $273,573,411.45    $273,573,411.45               N/A            N/A
Principal Default Amounts                   $          0.00    $          0.00               N/A            N/A
Receivables Added for Additional Accounts   $          0.00    $          0.00               N/A            N/A
Controlled Deposit Amount                   $          0.00                N/A               N/A            N/A

"Pool Factor"                                                     100.00000000%

Ending Balance                              $500,000,000.00    $500,000,000.00    $88,690,352.45       $   0.00
  Floating Allocation Percentage                      58.30%             58.30%


Non-Principal Receivables
-------------------------

Non-Principal Collections                   $1,657,369,49
Recoveries on Receivables Written Off       $        0.00
Investment Proceeds                         $    3,154.72

VW CREDIT, INC. -- SERVICER                                               Page 4
20-Mar-03

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                               Current          Previous
----------------------------------                               -------          --------
Available Subordination Amount (Previous)                     $87,319,985.49   $84,942,578.81
  Required Subordination Draw Amount                          $         0.00   $         0.00
  Reserve Account Funds to Noteholder Default Amount          $         0.00   $         0.00
Non-principal Collections & Inv. Proceeds treated as          $         0.00   $         0.00
                                                              --------------   --------------
Available Noteholder Principal Collections
(1) Subtotal                                                  $87,319,985.49   $84,942,578.81
(2) Subordination Percentage* Series 2000-1 Invested Amount   $47,945,205.48   $47,945,205.48

(a) lower of (1) or (2)                                       $47,945,205.48   $47,945,205.48
(b) Incremental Subordinated Amount (previous period)         $         0.00   $         0.00
(c) Incremental Subordinated Amount                           $40,745,146.97   $39,374,780.01
(d) Payments from Excess Funding Account to Residual          $         0.00   $         0.00
Interestholder

Available Subordinated Amount                                 $88,690,352.45   $87,319,985.49

  Overconcentration Amount                                    $63,770,212.44   $61,182,899.83

Beginning Reserve Account Balance                             $ 1,750,000.00   $ 1,750,000.00
Reserve Account Required Amount                               $ 1,750,000.00   $ 1,750,000.00
Withdrawal from Reserve Account                               $         0.00   $         0.00
Reserve Account Deposit Amount                                $         0.00   $         0.00
Ending Reserve Account Balance                                $ 1,750,000.00   $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                           $ 2,842,683.09   $ 2,747,267.49
  Noteholder Non-Principal Collections                        $ 1,657,369.49   $ 1,613,325.15
  Residual Interestholder Non-Principal Collections           $ 1,185,313.58   $ 1,133,942.34
Investment Proceeds                                           $     3,154.72   $     3,585.92
Reserve Fund Balance                                          $ 1,750,000.00   $ 1,750,000.00
                                                              --------------   --------------
Total Non-Principal Available                                 $ 4,595,837.79   $ 4,500,853.41

Interest Shortfall                                            $         0.00   $         0.00
Additional Interest                                           $         0.00   $         0.00
Carry-over Amount                                             $         0.00   $         0.00
Carry-over Shortfall                                          $         0.00   $         0.00
Additional Interest on Carry-over Shortfall                   $         0.00   $         0.00

Monthly Servicing Fee                                         $   714,657.34   $   709,525.16
Noteholder Monthly Servicing Fee                              $   416,666.67   $   416,666.67